                                                                      Exhibit 21

               List of Subsidiaries of CoreStates Financial Corp
                            as of December 31, 1997

                                                     *
Bancorps' International
 Trading Company             New Jersey            23.33%

Congress Financial
 Corporation                 California               97%
     Burdale Financial
      Limited                England                  80%
     Congress Credit
      Corporation            New York                100%
     Congress Financial
      Corporation
     (Canada)                Ontario                 100%
     Congress Financial
      Corporation
     (Central)               Illinois                100%
     Congress Financial
      Corporation
     (Florida)               Florida                 100%
     Congress Financial
      Corporation
     (New England)           Massachusetts           100%
     Congress Financial
      Corporation
     (Northwest)             Oregon                  100%
     Congress Financial
      Corporation
     (Southern)              Georgia                 100%
     Congress Financial
      Corporation
     (Southwest)             Texas                   100%
     Congress Financial
      Corporation
     (Western)               California              100%
     Laundry, Inc.           California              100%
     Congress Financial
      Investment
      Corporation            Delaware                100%
     Congress Talcott
      Corporation            Pennsylvania            100%
     Congress Talcott
      Corporation
     (Western)               California              100%

CoreStates Bank of
 Delaware, N.A.              U.S.A.                  100%

CoreStates Bank, N.A.        U.S.A.                  100%
     Badeal, Inc.            New Jersey              100%
     North Towne Village,
      Inc.                   Pennsylvania            100%
     Barnegat Hills Corp.    New Jersey               50%
     Berks Title Company     Pennsylvania            100%
     BHCC Holdings, Inc.     Pennsylvania            100%
     Blazing Star Realty
      Corporation            New Jersey              100%
     BOMAST Corporation      New Jersey              100%
     Callowhill Consumer
      Discount Company       Pennsylvania            100%
     Camac Street
      Properties, Inc.       Pennsylvania            100%
     *voting control

                                                                      Exhibit 21

               List of Subsidiaries of CoreStates Financial Corp
                            as of December 31, 1997

     C.F. Holdings, Inc.     Pennsylvania            100%
     C.H.N.B., Inc.          New Jersey              100%
     Charlestown Road
      Properties, Inc.       Pennsylvania            100%
     Citizens Investments
      of Delaware,
     Inc.                    Delaware                100%
     CoreStates Bank
      International          U.S.A.                  100%
        Philadelphia
        International
        Finance Co - Hong
        Kong Limited         Hong Kong               100%
        Philadelphia
        National LTDA        Brazil                  100%
     CoreStates Capital I    Delaware                100%
     CoreStates Capital II   Delaware                100%
     CoreStates Capital III  Delaware                100%
     CoreStates Dealer
      Services Corp          Pennsylvania            100%
     CoreStates Enterprise
      Capital, Inc.          Pennsylvania            100%
     CoreStates Investment
      Advisers,
     Inc.                    Delaware                100%
     CoreStates Leasing,
      Inc.                   Pennsylvania            100%
     CoreStates Mortgage
      Services
     Corporation             Pennsylvania            100%
     Delaware Trust
      Capital Management,
      Inc.                   Delaware                100%
        Griffin Corporate
         Services, Inc.      Delaware                100%
     Dickinson Street, Inc.  Pennsylvania            100%
     DMR Realty Corp         Pennsylvania            100%
     Eagle 1851, Inc.        New Jersey               50%
     1808 Corp.              Pennsylvania            100%
     Fairview Properties,
      Inc.                   Pennsylvania            100%
     F.C. Properties, Inc.   Delaware                100%
     Fifth and Market
      Corporation            Pennsylvania            100%
     First Leasing Company   New Jersey              100%
     First Penco Realty,
      Inc.                   Pennsylvania            100%
     First Pennsylvania
      Financial
     Services, Inc.          Delaware                100%
     Five Hundred
      Ridgecreek
     Properties, Inc.        Georgia                  50%
     4639 Umbria Street,
      Inc.                   Pennsylvania            100%
     441 North 5th Street
      Properties, Inc.       Pennsylvania            100%
     Four Hundred
      Ridgefield
     Properties, Inc.        Georgia                  50%
     Hopewell Holdings,
      Inc.                   New Jersey              100%
     J.V. Del Ran, Inc.      New Jersey              100%
     KKM, Inc.               Pennsylvania            100%

                                                                      Exhibit 21

               List of Subsidiaries of CoreStates Financial Corp
                            as of December 31, 1997

        Locust Holdings,
         Inc.                Pennsylvania            100%
        WCC Holdings, Inc.   Pennsylvania            100%
     Lin Park Properties,
      Inc.                   New Jersey              100%
     Mercer Development
      Co., Inc.              New Jersey              100%
     Meridian Campus
      Developer, Inc.        Pennsylvania            100%
     Meridian Capital
      Markets, Inc.          Pennsylvania            100%
     Meridian Community
      Partnership
     Development
      Corporation            Pennsylvania            100%
     Limited Holdings
      Corporation            Pennsylvania            100%
     Meridian Mortgage
      Corporation            Pennsylvania            100%
     Devon Square
      Holdings, Inc.         Pennsylvania            100%
     Garden State Assets,
      Inc.                   New Jersey              100%
     Meridian Properties,
      Inc.                   Pennsylvania            100%
     Morris Avenue
      Corporation            New Jersey               50%
     NAZ Market, Inc.        Pennsylvania            100%
     Ocean Pointe
      Properties, Inc.       New Jersey              100%
     One Hundred Avondale
      Estates
     Properties, Inc.        Georgia                  50%
     Philadelphia
      International
     Investment Corporation  U.S.A.                  100%
        Corporacion
        Financiera
        del Norte, S.A.      Colombia        less than 1%
        CVCC Remnaco Inc.    Canada           25M non-voting preferred
                                              shs
        Internationale Bank
        fur
        Aussenhandel, A.G.   Austria                  10%
        Joh. Berenberg,
        Gossler & Co.        Germany                  15%
        New World
        Development
        Corp., Ltd.          Bahamas                 100%
        New World Group
          Holdings Ltd.      Canada                 42.6%
          Philadelphia
          National Limited   England                 100%
        Philadelphia
        International
        Equities, Inc.       Delaware                100%
          Aberdeen Asset
          Management
          PLC                United Kingdom        10.26%
          Accel Group LLC    Czech Republic        17.25%
          Banco
          Internacional
          de Panama, S.A.    Panama                   20%
          Banco Mello, S.A.  Portugal               1.00%

                                                                      Exhibit 21

               List of Subsidiaries of CoreStates Financial Corp
                            as of December 31, 1997

     CashFlex, Inc.                 Canada                        100%
     CoreStates Funding
      Limited                       Grand Cayman                  100%
     CoreStates Fund
      Management
     (Ireland) Ltd.                 Ireland                       100%
       CoreFund Umbrella
       Cash Fund, plc               Ireland                       100%
     Crosby Financial
      Holdings, Limited             British Virgin Islands       8.83%
     CSB Information Services
     (Pte) Ltd.                     Singapore                     100%
     Empresa Minera
     De Mantos Blancos              Chile                         1.1%
     Established Holdings
      Limited                       United Kingdom                100%
     Hana Bank                      Korea                         0.5%
     The Heritable and
      General Investment
      Bank Limited                  United Kingdom              69.51%
        Beeson Gregory
        Holdings Limited            United Kingdom               10.2%
     Medical Equipment
      Credit (Pte) Ltd.             Singapore                    20.0%
     Multi-Credit
     Corporation of
     Thailand, PCL                  Thailand                      7.5%
     Multi-Risk
     Consultants
      (Thailand) Ltd.               Thailand                       10%
     SCM China Growth Fund
     LDC                            Cayman Islands               8.88%
     Sentinel/PIIC Realty
      Advisors LLC                  Delaware                       15%
     Surinvest International
      Limited                       Grand Cayman                13.76%
     TI Remnaco, Inc.               Canada                       39.8%
     Vectodivisas Casa de
     Cambio S.A. de C.V.            Mexico                         20%
Philadelphia National
Corporation                         Pennsylvania                  100%
Pinnhahn, Inc.                      Pennsylvania                  100%
PNB Leasing Corporation             Delaware                      100%
Property Holdings of N.J., Inc.     New Jersey                    100%
QuestPoint Holdings, Inc.           Delaware                      100%
     Centillion Holdings, Inc.      Delaware                      100%
     Nationwide Remittance
     Centers, Inc.                  Delaware                      100%

                                                                      Exhibit 21

               List of Subsidiaries of CoreStates Financial Corp
                            as of December 31, 1997

     QuestPoint Document
     Processing, Inc.        Delaware                100%
     QuestPoint G. P., Inc.  Delaware                100%
     QuestPoint L. P., Inc.  Pennsylvania            100%
     QuestPoint, L.P.        Delaware                100%
     Centillion, L.P.        Delaware                100%
     QuestPoint Check
     Services, L.P.          Delaware                100%
     QuestPoint Remittance
     Services, L.P.          Delaware                100%
     SynapQuest, L.P.        Delaware                100%
  Ridingbrook, Inc.          Pennsylvania            100%
  Seven Hundred Town
   Lake
  Properties, Inc            Georgia                  54%
  721 Sansom Street
   Corp.                     Pennsylvania            100%
  South Fourth Street,
   Inc.                      Pennsylvania            100%
  Sungate Boulevard
   Corp.                     New Jersey               50%
  Swedesboro
   Properties, Inc.          Pennsylvania            100%
  Tall Oaks Corp.            New Jersey              100%
  TBC Corporation, Inc.      Pennsylvania            100%
  TGTG Corporation           New York                100%
  Three Hundred Paces
   Mill
  Properties, Inc.           Georgia                  37%
  2009 Chestnut Corp.        Pennsylvania            100%
  2021 Properties, Inc.      New Jersey              100%
  Two Hundred Henderson
   Place
  Properties, Inc.           Georgia                  37%
  Two APM Plaza, Inc.        Delaware                 89%
  United Armored
   Service, Inc.             New York                100%
  Viking Terrace Corp.       New Jersey              100%
  Washington Street
   Properties, Inc.          Pennsylvania            100%
  Westpark Walk, Inc.        Georgia                  50%


CoreStates Capital Corp      Pennsylvania            100%

CoreStates Community
 Development
Corporation, Inc.            Pennsylvania             51%
                                                     Bd maj
  Partnership Homes          Pennsylvania            1/2 Bd

                                                                      Exhibit 21

               List of Subsidiaries of CoreStates Financial Corp
                            as of December 31, 1997

CoreStates Delaware, N.A.    U.S.A.                  100%
CoreStates Export Trading
 Company                     Pennsylvania            100%

CoreStates Financial Corp
 (DE)                        Delaware                100%

CoreStates Holdings, Inc.    Delaware                100%
     Electronic Payment
      Services, Inc.         Delaware                 20%
     First Commercial Bank
      of Philadelphia        Pennsylvania           24.9%
     MAS Inco Corporation    Delaware                100%
     Money Access Service,   Delaware                100%
     Inc.
     BUYPASS Corporation     Georgia                 100%
     BUYPASS Inco
      Corporation            Delaware                100%
     United Bancshares,
      Inc.                   Pennsylvania           6.23%
     United Bank of
      Philadelphia           Pennsylvania            100%

CoreStates Services Corp.    Pennsylvania            100%

CoreStates Securities Corp   Pennsylvania            100%

First Pennsylvania
 Insurance Services, Inc.    Virginia                100%

First Pennsylvania
 International Capital
Corporation                  Delaware                100%

Home Investors Mortgage Co.  New Jersey              100%

IBI Capital Corp.            Pennsylvania            100%

Independence Resources,
 Inc.                        Pennsylvania            100%

McGlinn Capital
 Management, Inc.            Pennsylvania            100%

Meridian Acceptance
 Corporation                 New Jersey              100%

Meridian Asset Acceptance
 Corporation                 Delaware                100%

Meridian Asset Management,
 Inc.                        Pennsylvania            100%
     Meridian Investment
      Company                Pennsylvania            100%
     Meridian Trust Company  Pennsylvania            100%
     Meridian Trust
      Company of California  California              100%

                                                                      Exhibit 21

               List of Subsidiaries of CoreStates Financial Corp
                            as of December 31, 1997

Meridian Capital Corp.       Pennsylvania            100%

Meridian Commercial
 Finance Corporation         Pennsylvania            100%

Meridian Funding Corp.       Pennsylvania            100%

Meridian Securities, Inc.    Pennsylvania            100%

PENNAMCO, Inc.               Delaware                100%

Pennco Life Insurance
 Company                     Arizona                 100%

Princeton Life Insurance
 Company                     Pennsylvania            100%

Signal Financial
 Corporation                 Pennsylvania            100%
     Grabuck Agency, Inc.    Pennsylvania            100%
     Signal Finance
      Corporation            Pennsylvania            100%
     Signal Finance of
      Maryland, Inc.         Maryland                100%
     Signal Management
      Corporation            Delaware                100%

Spring Ridge Holdings, Inc.  Pennsylvania            100%